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As filed with the Securities and Exchange Commission on April 23, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

AQUILA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4939 (Primary Standard Industrial Classification Code Number)	47-0683480 (I.R.S. Employer Identification No.)

1100 Walnut, Suite 3300
Kansas City, Missouri 64106
(816) 527-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey D. Ayers
General Counsel and Corporate Secretary
Aquila, Inc.
1100 Walnut, Suite 3300
Kansas City, Missouri 64106
(816) 527-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Haughey Blackwell Sanders Peper Martin LLP Two Pershing Square 2300 Main Street, Suite 1000 Kansas City, Missouri 64108 (816) 983-8000	Robert W. Mullen, Jr. Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, New York 10005 (212) 530-5000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ 333-51718

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, par value $0.01 per Share	1,000,000 shares	$24.00	$24,000,000	$6,000

(1)
This amount, together with the shares registered under Registration Statement No. 333-51718, will result in an aggregate of 19,975,000 shares being registered.

    This registration statement on Form S-1 is being filed by Aquila, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of Registration Statement Registration No. 333-51718 are hereby incorporated herein by reference.

    The Registrant hereby certifies to the Securities and Exchange Commission (the "Commission") that:

  (i)
  the Registrant has instructed its bank, The Northern Trust Company, to pay the registration fee to the Commission;

  (ii)
  the Registrant will not revoke such instructions;

  (iii)
  the Registrant has sufficient funds in its accounts to cover the amount of the registration fee; and

  (iv)
  the Registrant undertakes to confirm that The Northern Trust Company received such instructions as soon as practicable during regular business hours on April 24, 2001.

Signatures

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 23, 2001.

AQUILA, INC.
By:	/s/ KEITH G. STAMM* Keith G. Stamm Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date
/s/ KEITH G. STAMM* Keith G. Stamm	Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2001
/s/ DAN STREEK* Dan Streek	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 23, 2001
/s/ ROBERT K. GREEN* Robert K. Green	Chairman of the Board and Director	April 23, 2001
/s/ RICHARD C. GREEN, JR.* Richard C. Green, Jr.	Director	April 23, 2001

*
Signed by Jeffrey D. Ayers, attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Document Description
5.1	Opinion of Blackwell Sanders Peper Martin LLP.
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.1).
24.1	Power of Attorney.

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Signatures
INDEX TO EXHIBITS